Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-63131, 333-67115, 333-129752, 333-198181, 333-206419, 333-221145, 333-234308, 333-259675 and 333-260581) of NextGen Healthcare, Inc. of our report dated May 17, 2022 relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Irvine, California
May 17, 2022